EXHIBIT 99.1

YOUNTVILLE INVESTORS, LLC
INDEX TO FINANCIAL STATEMENTS

Page
Unaudited Interim Financial Statements

Balance Sheets	1
Statements of Operations and Members' Deficit	2
Statements of Cash Flows	3
Notes to Financial Statements	4

0

YOUNTVILLE INVESTORS, LLC
BALANCE SHEETS
June 30, 2015 and December 31, 2014

ASSETS	June 30, 2015	December 31, 2014
Current Assets
Cash	$4,028,768	$2,170,952
Guest and trade receivables, net of allowance for doubtful accounts of
$5,045 and $11,000, respectively	246,814	48,998
Inventories	186,761	187,875
Prepaid expenses	171,980	389,526
Total current assets	4,634,323	2,797,351
Property and Equipment	39,560,976	40,379,222
Other Assets	1,169,598	1,047,731
	$45,364,897	$44,224,304
LIABILITIES AND MEMBERS' DEFICIT
Current Liabilities
Accounts payable and accrued expenses	$1,660,049	$922,077
Accrued interest	5,414,507	3,386,623
Advance deposits	3,531,411	1,747,286
Other current liabilities	524,886	783,875
Long-term debt, current	39,657,869	39,657,869
Revolving line of credit, current	27,093,000	27,503,901
Deferred rent	3,214,717	3,138,368
Total current liabilities	81,096,439	77,139,999
Members' Deficit	(35,731,542)	(32,915,695)
	$45,364,897	$44,224,304

See Notes to Financial Statements

YOUNTVILLE INVESTORS, LLC
STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT
For the Six Months Ended June 30, 2015 and 2014

	2015	2014
Revenue
Rooms	$5,607,347	$5,196,131
Food and beverage	1,954,210	1,661,966
Spa	653,653	636,990
Minor departments	38,476	23,801
Rent and other	137,230	49,487
	8,390,916	7,568,375
Expenses
Rooms	1,346,155	1,270,534
Food and beverage	1,794,942	1,651,297
Spa	444,200	416,031
Minor departments	98,025	95,282
General and administrative	855,827	801,068
Sales and marketing	492,987	504,782
Property operations and maintenance	344,701	343,464
Management fees	258,427	237,213
Rent	613,771	570,725
Property and other taxes	252,110	250,311
Insurance	154,917	58,436
Depreciation and amortization	1,030,178	1,562,505
Utilities	148,075	143,270
	7,834,315	7,904,918
Income (loss) from operations	556,601	(336,543)
Other Income (Expense)
Gain on sale of property and equipment	—	8,658
Interest expense	(2,674,385)	(2,896,865)
Other expenses	(698,063)	(76,178)
	(3,372,448)	(2,964,385)
Net loss	(2,815,847)	(3,300,928)
Members' Deficit
Beginning of period	(32,915,695)	(28,385,189)
End of period	$(35,731,542)	$(31,686,117)

See Notes to Financial Statements

847300fs063115 Revised:

YOUNTVILLE INVESTORS, LLC
STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2015 and 2014

	2015	2014
Cash Flows from Operating Activities
Net loss	$(2,815,847)	$(3,300,928)
Adjustments to reconcile net loss to net cash flows
provided by operating activities:
Depreciation and amortization	1,030,178	1,562,505
Gain on sale of property and equipment	—	(8,658)
Deferred rent	76,349	81,071
Interest converted to increase in revolving line of credit	—	98,573
Changes in operating assets and liabilities:
Guest and trade receivables	(197,816)	(396,014)
Inventories	1,114	(14,937)
Prepaid expenses	217,546	128,721
Accounts payable and accrued expenses	737,972	(30,831)
Accrued interest	2,027,884	1,861,212
Advance deposits	1,784,125	1,671,853
Other current liabilities	(258,989)	(39,719)
Net cash provided by operating activities	2,602,516	1,612,848
Cash Flows from Investing Activities
Increase in cash reserve	(141,812)	—
Proceeds from sale of property and equipment	—	8,658
Purchases of property and equipment	(191,987)	(543,329)
Net cash used in investing activities	(333,799)	(534,671)
Cash Flows from Financing Activities
Payments on revolving line of credit	(410,901)	—
Payments on construction loan payable to bank	—	(301,258)
Net cash used in financing activities	(410,901)	(301,258)
Net Increase in Cash	1,857,816	776,919
Cash
Beginning of period	2,170,952	3,297,958
End of period	$4,028,768	$4,074,877

See Notes to Financial Statements

847300fs063115 Revised:

NOTES TO FINANCIAL STATEMENTS

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Nature of Operations

Yountville Investors, LLC ("the Company") is a limited liability company operating a boutique, 62 guest room hotel in Napa Valley, California. The hotel opened in February 2009 and includes within its hotel a restaurant, bar, spa, and banquet and meeting facilities.

In 2015, the hotel was placed on the market for sale. A purchase and sale agreement has been signed as of May 28, 2015, for approximately $85 million, and the acquisition was completed July 9, 2015.

Basis of Accounting

The Company prepares its financial statements on the accrual basis of accounting consistent with accounting principles generally accepted in the United States.

Use of Estimates

The preparation of the financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Guest and Trade Receivables

The Company extends credit to its customers in the normal course of business and performs ongoing credit evaluations of its customers. For transient guests, the Company requires prepayment of room and tax fees at the time of reservation. An estimated allowance for doubtful accounts is maintained to reduce the Company's receivables to their carrying amount, which approximates fair value. The allowance is management's estimate of the amount of receivables that will not be collected, based on historical experience. The Company reduces its receivable and related allowance when the receivable is considered to be uncollectible. Recoveries of accounts previously written off are recorded when received.

Inventories

Inventories consist of food, beverages, and other consumables and are valued at the lower of cost (first-in, first-out) or market.

Property and Equipment

Property and equipment are recorded at cost. Depreciation of the building is computed using the straight-line method over the life of the land lease (see Note 7). Depreciation of other property and equipment is computed using the straight-line method over the assets' estimated useful lives. The estimated useful lives of the major components of property and equipment are as follows:

Building	41 years
Furniture, fixtures, and equipment	3-7 years
Leasehold improvements	5-15 years
Land improvements	15 years
Vehicles	5 years

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Smallwares consist of linens, glassware, utensils, and small electronics, which are recorded as assets at the time of initial purchase. Subsequent replacement items are expensed when purchased, and adjustments are made based on quarterly counts.

Impairment

The Company reviews long-lived assets for recoverability when events or changes in circumstances indicate that their carrying amount may not be recoverable. Recoverability is assessed based on the carrying amount of the asset and its fair value, which is generally determined based on the sum of the undiscounted cash flows expected to result from the use and the eventual disposal of the asset, as well as specific appraisal in certain instances. An impairment loss is recognized when the carrying amount is not recoverable and exceeds fair value.

Other Assets

Other assets consist of loan fees, cash reserves, and other non-current assets. Loan fees are capitalized when incurred and amortized over the life of the loan. In 2014, the Company refinanced its construction loan with a revolving line of credit (see Note 4). Amortization expense was $19,945 and $502,868 for the six months ended June 30, 2015 and 2014, respectively.

Amortization expense for the years ending December 31 is as follows:

2015 (remaining portion)	$21,731
2016	43,462
2017	40,337
2018	37,212
2019	37,212
Thereafter	56,420
$236,374

Deferred Rent

The Company recognizes rent expense related to the leased land on a straight-line basis and accrues a liability for rent expense recognized in excess of the rents paid to date.

Revenue Recognition

The Company recognizes income at the time persuasive evidence of an arrangement exists, the service is provided, prices are fixed and determinable, and collection is reasonably assured. Under this method, rooms, food and beverage, and other operating revenues are recognized when services are performed. Revenue from advance deposits is deferred and recognized as revenue when the services to which it relates are performed. Revenue is presented net of sales tax.

Advertising

Advertising costs are expensed as incurred and totaled $61,809 and $56,914 for the six months ended June 30, 2015 and 2014, respectively, and are included in sales and marketing expenses in the statements of operations.

Federal Income Taxes

As a limited liability company, the Company is not subject to federal income tax. The members are taxed individually on their share of the Company's items of income, deductions, losses, and credits.

Management has evaluated the tax positions taken on the Company's tax return for those that are "more likely than not" to be sustained in the event of a tax authority examination. Management believes there are no uncertain tax positions as of June 30, 2015, and December 31, 2014.

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Subsequent Events

The Company has performed an evaluation of subsequent events through the date these financial statements were available to be issued, which was September 8, 2015.

Note 2. Limited Liability Company Agreement

The limited liability company agreement ("the Agreement") for the Company was entered into on September 19, 2005. As of June 30, 2015, and December 31, 2014, the Company had a total of 18,147,600 common units. As of June 30, 2015, and December 31, 2014, four members held 57% of total units. Members holding Class C units have first priority, with a 15% preferred return. Members holding Class B units have second priority, with a 7% preferred return, and members holding Class A units have third priority, with no preferred return. As of June 30, 2015, and December 31, 2014, there were 600,000 Class A units with a balance of $240,000; 15,227,862 Class B units with a balance of $14,088,862; and 2,319,738 Class C units with a balance of $1,618,682.

Profits and losses are allocated in accordance with the Agreement. All debts, obligations, and liabilities shall be solely those of the Company. Members are not obligated personally for any debts, obligations, or liabilities solely by reason of being a member.

Note 3. Property and Equipment

Property and equipment consists of the following at June 30, 2015, and December 31, 2014:

	June 30, 2015	December 31, 2014
Buildings	$39,436,875	$39,418,288
Furniture, fixtures, and equipment	8,077,380	7,905,115
Leasehold improvements	9,951,434	9,950,299
Land improvements	309,207	309,207
Vehicles	43,913	43,913
	57,818,809	57,626,822
Less accumulated depreciation	18,505,088	17,494,855
	39,313,721	40,131,967
Construction in progress	1,000	1,000
Smallwares	246,255	246,255
	$39,560,976	$40,379,222

Depreciation expense was $1,010,233 and $1,059,637 for the six months ended June 30, 2015 and 2014, respectively.

Note 4. Revolving Line of Credit

The Company refinanced an outstanding construction loan during 2014 with a declining, revolving line of credit. The revolving line of credit has a maximum credit limit of $27,785,000. The agreement requires principal reduction payments sufficient to reduce the outstanding balance to agreed-upon maximum balances throughout the term of the agreement. The first reduction of principal is March 1, 2015, at which point the maximum outstanding balance allowed is $27,093,000. The balance is further reduced annually based on the principal reduction schedule through the final maturity date, June 1, 2021, at which date the full outstanding balance is due. Interest is payable monthly at LIBOR plus 3.5% (3.68% at June 30, 2015). The balance outstanding on the revolving line of credit is $27,093,000 at June 30, 2015, and $27,503,901 at December 31, 2014, with the first required reduction of principal paid in April 2015. The revolving line of credit is secured by substantially all assets of the Company and is guaranteed by three members. The line of credit agreement includes certain covenants.

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Note 5. Long-Term Debt

Long-term debt consists of the following at June 30, 2015 and December 31, 2014:

	June 30, 2015	December 31, 2014
Note payable to bank, bearing interest at a rate of 2.57%. On September 1, 2015 and 2016, the interest rate is adjusted to LIBOR plus 2%, determined on such dates. Interest only payments are due monthly through August 31, 2017, at which point all principal and unpaid interest is due. The note is guaranteed by three members. Paid in full subsequent to June 30, 2015.	$10,700,000	$10,700,000

Notes payable to three members, bearing interest at 15%. All principal and unpaid interest is due at the earlier of July 1, 2017, or upon transfer of ownership interest in the hotel. Unpaid, accrued interest is converted to member loans annually. Notes are unsecured and subordinated to the bank debt (see Note 8).	28,957,869	28,957,869
	39,657,869	39,657,869
Less current portion	39,657,869	39,657,869
	$—	$—

Construction Loan

During 2014, the Company obtained a construction loan for a maximum total loan of $2,500,000. The outstanding loan balance bears interest at LIBOR plus 3.5%. Interest only payments are due monthly through June 1, 2017, at which date total outstanding principal and interest is due. The loan is unsecured and guaranteed by three members. No funds were drawn on the loan during 2015 or 2014, so the outstanding balance is zero at June 30, 2015, and December 31, 2014.

Note 6. Retirement Plan

The Company maintains a defined contribution retirement plan under Section 401(k) of the Internal Revenue Code, which covers substantially all employees. Eligible employees may make voluntary contributions to the plan through payroll withholdings, subject to certain limitations. The Company matched contributions associated with the plan in the amount of $24,592 and $30,079 during the six months ended June 30, 2015, and 2014, respectively.

Note 7. Commitments

Land Lease

The Company entered into an agreement to lease the land used for the hotel site in October 2005. The agreement expires October 2055, with two optional extension periods, each for an additional 25 years. The agreement provides for monthly payments that increase annually based on increases in the Consumer Price Index, with a minimum of 1.5% and maximum of 3.5%. The agreement contains a contingent rent calculation based on a percentage of revenue and requires an additional rent payment when the percentage rent calculation exceeds base rent.

The total land lease rent expense for the six months ended June 30:

	2015	2014
Minimum rent expense	$408,215	$202,380
Contingent rent expense	200,172	76,899
	$608,387	$279,279

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Future minimum lease payments on the land lease and operating lease for the years ending December 31 are as follows:

2015 (remaining portion)	$323,791
2016	657,170
2017	666,902
2018	674,686
2019	678,430
Thereafter	32,312,976
$35,313,955

Note 8. Related Party Transactions

Management Agreement

The Company has an agreement with Benchmark Hospitality Inc. to direct, supervise, and manage all aspects of the operations. Benchmark Hospitality Inc. is responsible for the appointment of the general manager, who is an employee of the Company and is responsible for maximizing the financial return of the operation, controlling operating expenses, and protecting and preserving the assets of the Company.

The agreement provides for a base management fee of 2.5% of gross revenue. For the first three operating years, the agreement also provides for an incentive fee of 15% of gross operating profit for the applicable operating year that exceeds the pro forma gross operating profit amount that is set forth in the agreement. Beginning for the fourth operating year and continuing until the termination of the Company, the incentive fee is 15% of gross operating profit for the applicable operating year that exceeds the greatest actual annual gross operating profit of the preceding five (or if applicable, fewer) operating years, subject to an overall fee cap of 4% of gross revenue for both the base management fee and the incentive fee. For the six months ended June 30, 2015 and 2014, the base management fee was $209,427 and $189,213, respectively. As of June 30, 2015, and December 31, 2014, base management fees of $58,528 and $25,312, respectively, remain outstanding, and are included within accounts payable on the accompanying balance sheets.

For the six months ended June 30, 2015 and 2014, the incentive fee was $49,000 and $48,000, respectively. As of June 30, 2015, and December 31, 2014, incentive fees of $49,000 and $100,502, respectively, were accrued for, and included within other current liabilities on the accompanying balance sheets.

Member and Bank Loans

The Company had loans from three members at June 30, 2015 and 2014 (see Note 5). These three members also act as guarantors on the bank debt outstanding and revolving lines of credit at June 30, 2015, and December 31, 2014.

Note 9. Concentrations of Credit Risk

The Company's financial instruments that are exposed to concentrations of credit risk consist of cash and accounts receivable. The Company grants credit on an unsecured basis and controls credit risk on its accounts receivable through monitoring procedures. Three customers represented 90% and 71% of the accounts receivable balance at June 30, 2015, and December 31, 2014, respectively.

The Company maintains its cash in bank deposit accounts that, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant related credit risk.

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Note 10. Supplemental Cash Flow Information

Supplemental cash flow information is as follows for the six months ended June 30, 2015 and 2014:

Supplemental Cash Flow Information
Cash paid for interest	$646,501	$1,035,653
Noncash financing activities:
Refinance of construction loan with revolving line of credit	$—	$27,405,328
Capitalized loan fees paid for by revolving line of credit	$—	$279,236

847300fs063115